Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-224646 on Form S-3 and Registration Statement No. 333-200351 on Form S-8 of Paramount Group, Inc. of our report dated February 12, 2020, relating to the financial statements of 712 Fifth Avenue, L.P. and Subsidiaries appearing in the Annual Report on Form 10-K of Paramount Group, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York

February 12, 2020